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                                                                     EXHIBIT 3.7

                          TOREADOR ROYALTY CORPORATION

                               RESOLUTION ADOPTED
                           BY THE BOARD OF DIRECTORS
                              AS OF APRIL 21, 1997


RELATING TO AMENDMENT TO BYLAWS

         RESOLVED, that the first sentence of Section 3.02 of the Bylaws shall amended to read as follows:

         "The number of directors which shall constitute the whole board shall not be less that (6) nor more than (15)."